Exhibit 77Q(1)(a)(i)



Amendment No. 5 dated January 27, 2005 to the Registrant's Agreement and Declaration of Trust is incorporated by reference to exhibit (a)(6) of post-effective amendment no. 30 to the Registration Statement filed on Form Type 485BPOS on January 31, 2005 (Accession No. 0001193125-05-014452).